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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 28, 2005

                               EMERSON RADIO CORP.
               (Exact Name of Registrant as Specified in Charter)

        Delaware                      0-25226                  22-3285224
-------------------------     ------------------------      -------------------
    (State Or Other                (Commission                (IRS Employer
    Jurisdiction Of                 File Number)            Identification No.)
     Incorporation)

             9 Entin Road, Parsippany, New Jersey           07054
           ---------------------------------------------------------
           (Address of Principal Executive Offices)       (Zip Code)

       Registrant's telephone number, including area code: (973) 884-5800

                                 Not Applicable
            (Former Address, if changed since Last Report) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 28, 2005, Emerson Radio Corp. ("Emerson") and Ontario Warehouse I, Inc. ("Ontario") entered into a Lease Agreement dated effective December 6, 2005 (the "Lease Agreement"), pursuant to which Emerson (as tenant) shall lease from Ontario (as landlord) the premises commonly known as 11500 Philadelphia Street, Mira Loma, California. The lease is for approximately 180,632 square feet of space, including industrial warehouse space. The Lease Agreement provides for a term of 62 months with a base rent of $60,511.72 per month for the first 32 months (subject to rent abatement for the first 2 months as described in the Lease Agreement) and $64,756.57 per month for months 33 - 62.

The above description of the terms of the Lease Agreement is qualified in its entirety by the Lease Agreement, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K.


ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See Item 1.01 for a description of the Lease Agreement.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)   Exhibits

         Exhibit 10.1 - Lease Agreement (Single Tenant) between Ontario Warehouse I, Inc., a Florida corporation, as Landlord, and Emerson Radio Corp., a Delaware corporation, as Tenant, effective as of December 6, 2005.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               EMERSON RADIO CORP.


                                               By: /s/ Guy A. Paglinco
                                                  ------------------------------
                                                Name:  Guy A. Paglinco
                                                Title:  Vice President and Chief
                                                Financial Officer

Dated:  January 4, 2006